Exhibit 4.1

IXIA
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
INDENTURE
Dated as of December 7, 2010
3.00% Convertible Senior Notes due 2015

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	ARTICLE 9
	Holders’ Meetings

Section 9.01.	Purpose of Meetings	40
Section 9.02.	Call of Meetings by Trustee	41
Section 9.03.	Call of Meetings by Company or Holders	41
Section 9.04.	Qualifications for Voting	41
Section 9.05.	Regulations	41
Section 9.06.	Voting	42
Section 9.07.	No Delay of Rights by Meeting	42

	ARTICLE 10
	Supplemental Indentures

Section 10.01.	Supplemental Indentures Without Consent of Holders	43
Section 10.02.	Supplemental Indentures with Consent of Holders	43
Section 10.03.	Effect of Supplemental Indentures	44
Section 10.04.	Notation on Notes	45
Section 10.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	45

	ARTICLE 11
	Consolidation, Merger and Sale of Assets

Section 11.01.	Company May Consolidate, Etc. on Certain Terms	45
Section 11.02.	Successor Corporation to Be Substituted	46
Section 11.03.	Opinion of Counsel to Be Given Trustee	46

	ARTICLE 12
	Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01.	Indenture and Notes Solely Corporate Obligations	47

	ARTICLE 13
	Intentionally Omitted

	ARTICLE 14
	Conversion of Notes

Section 14.01.	Conversion Privilege	47
Section 14.02.	Conversion Procedure; Settlement Upon Conversion	47
Section 14.03.	Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event	49
Section 14.04.	Adjustment of Conversion Rate	51
Section 14.05.	Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock	59
Section 14.06.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	60
Section 14.07.	Certain Covenants	61

EXHIBIT

Exhibit A	Form of Note	A-1

     INDENTURE dated as of December 7, 2010 between Ixia, a California corporation, as issuer (the “Company”, as more fully set forth in Section 1.01) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”, as more fully set forth in Section 1.01).
WITNESSETH:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3.00% Convertible Senior Notes due 2015 (the “Notes”), initially in an aggregate principal amount not to exceed $200,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Repurchase Exercise Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     “Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
     “Additional Shares” shall have the meaning specified in Section 14.03(a).
     “Agent Members” shall have the meaning specified in Section 2.05(b).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means, with respect to any Note, any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but excluding any debt securities convertible into stock issued by such entity.
     “Change in Control” shall have the meaning specified in Section 15.02(a).
     “Clause A Distribution” shall have the meaning specified in Section 14.04(c).
     “Clause B Distribution” shall have the meaning specified in Section 14.04(c).
     “Clause C Distribution” shall have the meaning specified in Section 14.04(c).
     “close of business” means 5:00 p.m. (New York City time).
     “Closing Sales Price” of the Common Stock on any date means the closing per share sale price (or, if no closing sales price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the

“Closing Sales Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Common Stock” means the common shares of the Company, without par value, at the date of this Indenture, subject to Section 14.06.
     “Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
     “Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
     “Conversion Agent” shall have the meaning specified in Section 4.02.
     “Conversion Date” shall have the meaning specified in Section 14.02(c).
     “Conversion Obligation” shall have the meaning specified in Section 14.01.
     “Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” shall have the meaning specified in Section 14.01.
     “Corporate Trust Office” means for administrative purposes the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017 Attention: Corporate Trust Department. With respect to presentation of Notes, registration of transfer or exchange or conversions, 608 2nd Avenue South, 12th Floor, Minneapolis, MN 55402, Attention: Bondholder Communications.
     “Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

     “Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Distributed Property” shall have the meaning specified in Section 14.04(c).
     “Effective Date” shall have the meaning specified in Section 14.03(b).
     “Event of Default” shall have the meaning specified in Section 6.01.
     “Ex-Dividend Date,” with respect to any dividend or distribution, means the first date on which shares of the Common Stock trade, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Expiration Date” shall have the meaning specified in Section 14.04(e).
     “Expiration Time” shall have the meaning specified in Section 14.04(e).
     “Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
     “Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
     “Form of Repurchase Exercise Notice” shall mean the “Form of Repurchase Exercise Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
     “Fundamental Change” shall have the meaning specified in Section 15.02(a).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).
     “Global Note” shall have the meaning specified in Section 2.05(b).
     “Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Interest Payment Date” means each June 15 and December 15 of each year, beginning on June 15, 2011.
     “Make-Whole Adjustment Event” means the occurrence prior to the Maturity Date of either (i) any transaction or event that constitutes a Change in Control (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof) or (ii) any Termination of Trading.
     “Make Whole Adjustment Event Period” shall have the meaning specified in Section 14.03(a).
     “Maturity Date” means December 15, 2015.
     “Merger Event” shall have the meaning specified in Section 14.06(a).
     “Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
     “Note Register” shall have the meaning specified in Section 2.05(a).
     “Notice of Conversion” shall have the meaning specified in Section 14.02(b).
     “Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, the Secretary, any Executive or Senior Vice President, principal financial officer or principal accounting officer of the Company.
     “Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section; provided, however, that one of the Officers signing the Officers’ Certificate, provided pursuant to Section 4.08 of this Indenture, shall be the principal executive officer, principal financial officer or principal accounting officer of the Company.
     “open of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.
     “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

     (a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
     (c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
     (d) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and
     (e) Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10.
     “Paying Agent” shall have the meaning specified in Section 4.02.
     “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and multiples thereof.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
     “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
     “Reference Property” shall have the meaning specified in Section 14.06(a).
     “Registrar” shall have the meaning specified in Section 4.02.

     “Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.
     “Repurchase Exercise Notice” shall have the meaning specified in Section 15.02(b)(i).
     “Repurchase Right Notice” shall have the meaning specified in Section 15.02(c).
     “Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Securities” shall have the meaning specified in Section 2.05(c).
     “Rule 144A” means Rule 144A as promulgated under the Securities Act.
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the Nasdaq Global Select Market, or, if the Common Stock is not listed on the Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange or trading system on which the Common Stock is then listed or quoted. If the Common Stock is not so listed or quoted, “Scheduled Trading Day” means a Business Day.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.
     “Spin-Off” shall have the meaning specified in Section 14.04(c).
     “Stock Price” shall have the meaning specified in Section 14.03(b).
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “Successor Company” shall have the meaning specified in Section 11.01(a).

     “Tender Valuation Period” shall have the meaning specified in Section 14.04(e).
     “Termination of Trading” shall have the meaning specified in Section 15.02(a).
     “Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the Nasdaq Global Select Market or, if the Common Stock is not listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange or trading system on which the Common Stock is then listed or quoted and (ii) a Closing Sales Price for the Common Stock is available on such securities exchange or trading system; provided that if the Common Stock is not so listed or quoted, “Trading Day” means a Business Day.
     “transfer” shall have the meaning specified in Section 2.05(c).
     “Trigger Event” shall have the meaning specified in Section 14.04(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “Valuation Period” shall have the meaning specified in Section 14.04(c).
     “Voting Stock” of any Person means any class or classes of Capital Stock of, or other interests in, such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees of such Person.
     Section 1.02. References to Interest. Unless the context otherwise requires, all references to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
     Section 2.01. Designation and Amount. The Notes shall be designated as the “3.00% Convertible Senior Notes due 2015.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $200,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.
     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
     Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, the Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
     Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months.

     (b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The Company shall pay interest on any Physical Notes either at the office or agency of the Company maintained by the Company for such purposes pursuant to Section 4.02, which shall initially be the office of the Trustee at 608 2nd Avenue South, 12th Floor, Minneapolis, MN 55402, Attention Bondholder Communications or by check mailed to the Holders of these Notes at their address as it appears in the Note Register, at the Company’s option; provided that, upon application by a Holder of more than $1,000,000 principal amount of Notes to the Registrar not later than the relevant Regular Record Date, the Company shall pay interest on such Holder’s Notes by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.
     (c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
     (i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than ten days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

     (ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or by facsimile by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
     Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.
     Upon surrender for registration of transfer of any Note to the Registrar or any co-Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Registrar or any co-Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
     No service charge shall be imposed by the Company, the Trustee or any Registrar or co-Registrar for any registration of transfer or exchange of Notes; provided that the Company, the Trustee or any Registrar or co-Registrar may require a Holder to pay a sum sufficient to cover any tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(d) or Section 14.02(e).
     None of the Company, the Trustee, the Registrar or any co-Registrar shall be required to exchange or register a transfer of (i) any Note surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, or (ii) any Note, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law and subject to Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or a nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the nominee of the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.
     (c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
     Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
     THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF IXIA (“THE COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.
     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred, except for transfers in whole but not in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for the nominee of the Depositary.
     If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
     Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
     At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
     None of the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     (d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF IXIA (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO

REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).
     (e) The Company shall not, and shall not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by the Company or such affiliate, unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).
     Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and shall request in accordance with the requirements of this Indenture that the Trustee or an authenticating agent appointed by the Trustee authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, (i) the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and (ii) in every case of destruction, loss or theft, the applicant shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
     Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or surrendered for conversion in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
     Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.
     Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for payment, repurchase (including, without limitation, repurchases pursuant to Section 2.10 or Article 15), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company shall acquire any of the Notes, such acquisition shall not operate as a repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
     Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
     Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that such additional Notes must be fungible with the Notes initially issued hereunder for federal income tax purposes. Any additional Notes shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes issued hereunder. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company, its Subsidiaries, Affiliates, agents or dealers or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased by it or its Subsidiaries (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08.
ARTICLE 3
Satisfaction and Discharge
     Section 3.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06) have been delivered to the Registrar for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, on any Fundamental Change Repurchase Date, upon conversion or otherwise, cash and/or shares of Common Stock, if any (solely to satisfy the Company’s Conversion Obligation, if applicable), sufficient to pay all of the outstanding Notes or satisfy the Company’s Conversion Obligation, as the case may be, and to pay all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4
Particular Covenants of the Company
     Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
     Section 4.02. Maintenance of Office or Agency. The Company shall maintain in Minneapolis, Minnesota, an office or agency where the Notes may be presented for registration of transfer or exchange (“Registrar”), payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in Minneapolis, Minnesota, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.
     The Company may also from time to time appoint as co-Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in Minneapolis, Minnesota, for such purposes. The Company shall give prompt written notice to the Trustee of any such appointment or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
     The Company hereby initially appoints the Trustee as the Paying Agent, Registrar, Custodian and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee in Minneapolis, Minnesota, each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;
     (ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase

Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
     (d) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, unless an applicable abandoned property law designates another person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issued upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
     (b) The Company shall file with the Trustee within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any extension provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor).
     (c) Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate).
     (d) If, at any time during the six-month period beginning on, and including, the date that is six months after the last original issuance date of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable extensions thereunder and other than reports on Form 8-K), as applicable, or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.25% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not freely tradable, which rate shall be increased by an additional 0.25% per annum following the 90th day on which such Additional Interest has accrued; provided that the rate at which such Additional Interest accrues may in no event exceed 0.50% per annum. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Such Additional Interest will be payable in arrears on each Interest Payment Date following accrual to Holders as of the close of business on the relevant Regular Record Date in the same manner as regular interest on the Notes.
     (e) If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes) as of the 365th day after the last original issuance date of the Notes, the Company shall pay Additional Interest on the Notes at an annual rate equal to 0.50% of the principal amount of Notes. As long as one or more of the conditions described in the preceding sentence continues, the Company shall pay Additional Interest in cash on each Interest Payment Date of each year, or if any such day is not a Business Day, the immediately following Business Day, to the Holder of the Notes as of the close of business on the relevant Regular Record Date; provided further that when none of the conditions described this Section 4.06(e) is continuing, accrued and unpaid Additional Interest payable as a result of this Section 4.06(e) through the date of cure will be paid in cash on the immediately following Interest Payment Date to the Holder of the Notes as of the close of business on the relevant Regular Record Date.
     (f) The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.
     (g) If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
     Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2010) an Officers’ Certificate (one of the Officers signing must be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating whether or not the signers thereof have knowledge of any failure by the Company to comply with any of the terms, provisions and conditions of this Indenture or any other Default or Event of Default and, if so, specifying each such failure, Default or Event of Default and the nature thereof.
     In addition, the Company shall deliver to the Trustee in accordance with Section 17.03, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take with respect thereto, and referencing the Notes and this Indenture.
     Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
     Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each June 1 and December 1 in each year beginning with June 1, 2011, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.
     Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. Each of the following events shall constitute an “Event of Default” with respect to the Notes:

     (a) failure by the Company to pay the principal of any Note when due;
     (b) failure by the Company to deliver the shares of Common Stock due upon conversion of any Note (including any Additional Shares) when due, if such failure continues for a period of three Business Days;
     (c) failure by the Company to pay any interest on any Note when due if such failure continues for 30 days;
     (d) failure by the Company to pay the Fundamental Change Repurchase Price of any Note when due;
     (e) failure by the Company to timely provide the Repurchase Right Notice pursuant to Section 15.02(c) or failure by the Company to timely provide notice of the anticipated or actual Effective Date of a Make Whole Adjustment Event pursuant to Section 14.03(a), if such failure continues for three days;
     (f) failure by the Company to comply with its obligations under Article 11;
     (g) default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million in the aggregate of the Company and/or of any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, but only if such indebtedness is not discharged within ten Business Days;
     (h) final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
     (i) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% of the principal amount of the Notes then outstanding has been received to comply with any of its other agreements contained in the Notes or this Indenture;
     (j) the Company or any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or such group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or such group of Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (k) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or such group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or such group of Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.
     Section 6.02. Acceleration; Rescission and Annulment. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding, but subject to the following paragraph. If an Event of Default specified in Section 6.01(j) or Section 6.01(k) with respect to the Company occurs and is continuing, the principal of, and accrued and unpaid interest on, all Notes shall be automatically and immediately due and payable.
     If, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes plus one percent at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority of the aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to deliver the consideration due upon conversion of the Notes.
     Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, if the Company so elects, the sole remedy hereunder and under the Notes for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) or Section 4.06(b) shall, for the first 180 days after the occurrence of such Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes, which shall accrue from the date that such Event of Default occurs to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which such Event of Default is cured or waived). If the Company elects to pay Additional Interest in accordance with this Section 6.03, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). On the 181st day after an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) or Section 4.06(b), if such Event of Default has not been cured or waived, the Notes shall be subject to acceleration as provided in Section 6.02. The provisions set forth in this Section 6.03 shall not affect any other Default or Event of Default or impair any right consequent thereon.
     In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) or Section 4.06(b), in accordance with the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent of such election on or prior to the close of business on the fifth Business Day after the date on which such Event of Default would otherwise occur. Upon the Company’s failure to timely give such notice or pay Additional Interest in accordance with this Section 6.03, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
     Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes plus one percent at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

     In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting any Holder or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.
     Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First, to the payment of all amounts due the Trustee under Section 7.06;
     Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time plus one percent, such payments to be made ratably to the Persons entitled thereto;
     Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price) and accrued and unpaid interest; and
     Fourth, to the payment of the remainder, if any, to the Company.
     Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) of, or interest on, any Note on or after the applicable due date, or the right to convert a Note in accordance herewith (including, without limitation, the right to receive delivery of the consideration due upon conversion), the Holder of such Note shall not have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy hereunder, unless:
     (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
     (b) Holders of at least 25% of the aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
     (c) such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
     (e) no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the principal amount of the Notes outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on and (z) the consideration due upon conversion of, such Note, on the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
     Section 6.07. Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
     Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to the Trustee’s right to demand reasonable indemnity or security in accordance with Section 7.01, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (a) such direction shall not be in conflict with any applicable rule of law or with this Indenture, (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and (c) the Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except to (i) pay the principal (including any Fundamental Change Repurchase Price) of, or accrued and unpaid interest on, the Notes when due, (ii) deliver the shares of Common Stock owing upon conversion of any Note (including Additional Shares, if any) as provided in Section 14.02 or (iii) comply with any of the provisions hereof that under Article 10 may not be modified without the consent of the Holder of each outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
     Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any of the Notes or a Default in the delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
     Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes being repurchased as provided in this Indenture) on or after the due date expressed or provided for herein or in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.
ARTICLE 7
Concerning the Trustee
     Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to the immediately preceding sentence, the Trustee shall not be obligated to exercise any of its rights or powers at the request of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

     (h) in the event that the Trustee is also acting as Custodian, Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Registrar, Paying Agent, Conversion Agent or transfer agent.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
     Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
     (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and
     (f) the permissive rights of the Trustee enumerated herein shall not be construed as duties.
     In no event shall the Trustee be liable for any indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes in accordance with Section 17.03 and such notice references the Notes and this Indenture.
     Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 7.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Registrar.
     Section 7.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed to in writing from time to time by the Company and the Trustee.
     Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(j) or Section 6.01(k) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
     Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
     No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
     Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 8
Concerning the Holders
     Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
     Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
     Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the

Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.
     Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
     Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
Holders’ Meetings
     Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of

Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
     (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
     Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.
     Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
     Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.
     Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority of the principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
     Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10
Supplemental Indentures
     Section 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to cure any ambiguity, omission, defect or inconsistency without adversely affecting the rights of any Holder;
     (b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;
     (c) to add guarantees with respect to the Notes;
     (d) to secure the Notes;
     (e) to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company; or
     (f) to make any change that does not adversely affect the rights of any Holder; provided that any amendment or supplement to this Indenture made solely to conform the provisions of this Indenture and the Notes to the description thereof in the “Description of the Notes” section of the preliminary offering memorandum dated December 1, 2010, as supplemented by the pricing term sheet dated December 1, 2010, relating to the offering and sale of the Notes, shall be deemed not to adversely affect the rights of any Holder.
     Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
     Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders. In addition, the Holders of a majority of the aggregate principal amount of the Notes then outstanding

(determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) may waive compliance by the Company in any instance with any provision hereof without notice to the other Holders. Notwithstanding the immediately preceding two sentences, without the consent of the Holder of each outstanding Note affected thereby, no such supplemental indenture or waiver may be made if such supplemental indenture or waiver would:
     (a) extend the maturity of the principal of, or the stated time for payment of interest on, any Note
     (b) reduce the principal amount of, or the rate of interest on, any Note;
     (c) reduce the amount of principal payable upon acceleration of the maturity of the Notes;
     (d) change the currency of payment of principal of or interest on the Notes or change the place of payment of any Note;
     (e) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Note on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the Notes;
     (f) modify the provisions of Article 15 in a manner adverse to Holders of the Notes;
     (g) adversely affect the right of Holders to convert their Notes;
     (h) change the ranking of the Notes; or
     (i) modify the provisions of this Article 10 or the waiver provisions in Section 6.09, except to increase the percentage required for modification, amendment or waiver or to provide for consent of the Holder of each outstanding Note affected.
     Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     The consent of the Holders is not necessary under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if the requisite number of Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the supplemental indenture.
     Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms.
ARTICLE 11
Consolidation, Merger and Sale of Assets
     Section 11.01. Company May Consolidate, Etc. on Certain Terms. The Company shall not consolidate with, enter into a binding share exchange with, or merge with or into another Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any successor Person, unless:
     (a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) expressly assumes by supplemental indenture all of the obligations of the Company under the Notes and this Indenture;
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and
     (c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel pursuant to Section 11.03.
     For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.
     Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, binding share exchange, merger, sale, assignment, conveyance, transfer, lease or other disposition and upon the assumption by the Successor Company (if not the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Company’s properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.
     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
     Section 11.03. Opinion of Counsel to Be Given Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12
Immunity of Incorporators, Shareholders, Officers and Directors
     Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
Intentionally Omitted
ARTICLE 14
Conversion of Notes
     Section 14.01. Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at an initial conversion rate of 51.4536 shares of Common Stock (subject to adjustment as provided in Section 14.03 and Section 14.04, the “Conversion Rate”) per $1,000 principal amount of Notes (the “Conversion Obligation”) at any time prior to the close of business on the third Business Day immediately preceding the Maturity Date.
     Section 14.02. Conversion Procedure; Settlement Upon Conversion.
     (a) Upon conversion of a Note, the Company shall deliver to the converting Holder in full satisfaction of its Conversion Obligation a number of shares of Common Stock equal to (1) the aggregate principal amount of such Note, divided by $1,000, multiplied by (2) the Conversion Rate in effect on the relevant Conversion Date, together with a cash payment, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02, on the third Business Day immediately following the relevant Conversion Date except as set forth in Section 14.04(c).
     (b) Subject to Section 14.02(e), in order to exercise the right to convert a Note or a beneficial interest in a Global Note, the Holder or beneficial owner thereof, as the case may be, shall (i) in the case of a Global Note, comply with the applicable conversion procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of such Note to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Note, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required by the Conversion Agent, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Note may be delivered by the Holder thereof if such Holder has also delivered a Repurchase Exercise Notice to the Paying Agent in respect of such Note and not validly withdrawn such Repurchase Exercise Notice in accordance with Section 15.03.
     If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (c) The conversion of a Note shall be deemed to have been effected immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. The Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
     (d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.
     (e) If a Holder submits its Note for conversion, the Company shall pay any documentary, stamp or other similar issue or transfer tax due on the issuance of the shares of Common Stock upon conversion, unless such tax is due because such Holder requests such shares to be issued in a name other than such Holder’s name, in which case such Holder shall pay such tax. The Conversion Agent may refuse to deliver the certificates representing shares of Common Stock being issued in a name other than the converting Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax that is due from such Holder in accordance with the immediately preceding sentence.

     (f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 14.
     (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     (h) Upon conversion of a Note, the converting Holder shall not receive any additional cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of its Conversion Obligation pursuant to Section 14.02(a) upon conversion of a Note shall be deemed to satisfy its obligation to pay the principal amount of such Note and accrued and unpaid interest, if any, to, but not including, the Conversion Date. Accordingly, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full upon settlement of the Company’s Conversion Obligation pursuant to Section 14.02(a) rather than canceled, extinguished or forfeited. The Holder of a Note as of the close of business on any Regular Record Date shall receive the interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Note at any time after the close of business on such Regular Record Date. A Note surrendered for conversion by a Holder after the close of business on any Regular Record Date but prior to the open of business on the next Interest Payment Date must be accompanied by payment of an amount equal to the amount of interest that will be payable on such Note; provided that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) with respect to any Note surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.
     (i) The Person in whose name the certificate or certificates for any shares of Common Stock issuable upon conversion are registered shall be treated as the holder of record of such shares as of the close of business on the relevant Conversion Date. Upon conversion of a Note, the Person who surrendered such Note for conversion shall no longer be the Holder thereof.
     (j) The Company shall not issue any fractional share of Common Stock upon conversion and shall instead pay cash in lieu of any fractional share of Common Stock that would otherwise be issuable upon conversion based on the Closing Sales Price of the Common Stock on the relevant Conversion Date.
     Section 14.03. Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event. (a) If a Holder elects to convert its Notes at any time from, and including, the Effective Date of a Make Whole Adjustment Event to, and including, the Scheduled Trading Day immediately preceding the related Fundamental Change Repurchase Date or, if such Make Whole Adjustment Event does not also constitute a Fundamental Change, the 40th Scheduled Trading Day immediately following the Effective Date of such Make Whole Adjustment Event (such period, the “Make Whole Adjustment Event Period”), the Conversion Rate shall be increased by an additional number of shares of Common Stock (the “Additional Shares”), as described below. The Company shall notify the Holders, the Trustee and the Conversion Agent

(if other than the Trustee) of the anticipated Effective Date of such Make Whole Adjustment Event and issue a press release as soon as practicable after the Company first determines the anticipated Effective Date of such Make Whole Adjustment Event and shall make such press release available on its website. In addition, the Company shall issue a press release and notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) promptly following the actual Effective Date of any Make Whole Adjustment Event.
     (b) The number of Additional Shares by which the Conversion Rate shall be increased for conversions during the Make Whole Adjustment Event Period shall be determined by reference to the table below, based on the date on which the Make Whole Adjustment Event occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make Whole Adjustment Event. If the holders of the Common Stock receive only cash in a Make Whole Adjustment Event described in clause (b) of the definition of Change in Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make Whole Adjustment Event. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during such ten consecutive Trading Day period.
     (c) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.
     (d) The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$14.95	$17.00	$19.00	$21.00	$23.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$75.00	$100.00
December 7, 2010	15.4360	11.9053	9.4790	7.7123	6.3912	5.3819	3.7036	2.7051	2.0587	1.6111	1.2850	0.4628	0.1543
December 15, 2011	15.4360	11.8364	9.2075	7.3288	5.9524	4.9238	3.2742	2.3404	1.7595	1.3683	1.0884	0.3908	0.1265
December 15, 2012	15.4360	11.4955	8.6529	6.6706	5.2609	4.2384	2.6813	1.8639	1.3835	1.0724	0.8540	0.3100	0.0972
December 15, 2013	15.4360	10.7779	7.6851	5.6096	4.2014	3.2320	1.8837	1.2623	0.9308	0.7263	0.5846	0.2181	0.0644
December 15, 2014	15.4360	9.3531	5.9284	3.8088	2.5187	1.7394	0.8721	0.5796	0.4442	0.3595	0.2968	0.1150	0.0300
December 15, 2015	15.4360	7.3699	1.1779	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

     The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
     (i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional

Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;
     (ii) if the Stock Price is greater than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) above), no increase shall be made to the Conversion Rate; and
     (iii) if the Stock Price is less than $14.95 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) above), no increase shall be made to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 66.8896 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.
     (e) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make Whole Adjustment Event.
     Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock, for each $1,000 principal amount of their Notes, equal to the Conversion Rate.
     (a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of its Common Stock, or if the Company subdivides or combines its Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of Common Stock, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be; and

OS1	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination of Common Stock, as the case may be, and after giving effect to such issuance, subdivision or combination.
Any adjustment made under this Section 14.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of Common Stock. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date for such distribution, to subscribe for or purchase shares of the Common Stock, at a price per share that is less than the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Company’s announcement of such distribution, the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sales Price of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Company’s announcement of such distribution.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Record Date for such issuance had not occurred.
     For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at a price per share that is less than the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Company’s announcement of such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by the Board of Directors.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions of Section 14.04(d) apply, and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property of the Company or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such distribution;

SP0	=	the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock as of the close of business on the Record Date for such distribution.
Any increase made under the above portion of this Section 14.04(c) shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
     With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for the Spin-Off;

FMV0	=	the average of the Closing Sales Prices of the Capital Stock or similar equity interests distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Closing Sales Prices as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interests) over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sales Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph of this Section 14.04(c) shall be determined immediately after the close of business on the last Trading Day of the Valuation Period, but shall be given effect as of the close of business on the Record Date for the Spin-Off. Notwithstanding anything to the contrary herein, if a Holder submits its Notes for Conversion following the Record Date and prior to the end of the Valuation Period, the Company shall deliver the consideration due in respect of such conversion on the third Business Day immediately following the end of the Valuation Period. For purposes of determining the Conversion Rate, in respect of any conversion during the Valuation Period, references to ten consecutive Trading Days within the portion of this Section 14.04(c) related to Spin-Offs shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the relevant Conversion Date.
     For purposes of this Section 14.04(c) (and subject in all respect to Section 14.10), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

     For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:
     (A) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
     (B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on the Record Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination, as the case may be” within the meaning of Section 14.04(a) or “outstanding immediately prior to the close of business on the Record Date for such issuance” within the meaning of Section 14.04(b).
     (d) If the Company makes or pays any cash dividend or distribution to all or substantially all holders of the outstanding Common Stock (other than distributions to which Section 14.04(e) applies), the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the average of the Closing Sales Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company pays or distributes to holders of its Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution to which this Section 14.04(d) applies is declared but not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase to the Conversion Rate, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sales Prices of the Common Stock over the three consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:
where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the close of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares of Common Stock accepted for purchase or exchange in such tender offer or exchange offer); and

SP1	=	the average of the Closing Sales Prices of the Common Stock over the three consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Tender Valuation Period”).
The adjustment to the Conversion Rate under this Section 14.04(e) shall be determined immediately after the close of business on the last day of the Tender Valuation Period, but shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the three consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date, references to three consecutive Trading Days within this Section 14.04(e) shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.
     (f) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.
     (g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04 and Section 14.03, and to the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days so long as such increase is irrevocable during such period and the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) The Conversion Rate shall not be adjusted:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes are first issued; or
     (iv) for accrued and unpaid interest, if any.
     (i) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share. Notwithstanding anything in this Section 14.04 to the contrary, the Company shall not be required to adjust the Conversion Rate unless such adjustment would result in a change of at least 1% of the Conversion Rate; provided that the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is greater than 1%, (1) upon any conversion of Notes and (2) upon any delivery by the Company of a Repurchase Right Notice pursuant to Section 15.02(c).
     (j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment, the calculation of the adjusted Conversion Rate and a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture, and shall issue a press release containing the relevant information and make such press release available on the Company’s website. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (k) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     (l) The Company shall not take any action that would result in adjustment of the Conversion Rate pursuant to the provisions of this Indenture, in such a manner as to result in the reduction of the Conversion Price to less than the par value, if any, per share of the Common Stock.
     Section 14.05. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder).
     Section 14.06. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
     (a) In the event of:
     (i) any reclassification, recapitalization or change of the Common Stock (other than changes resulting from a subdivision or combination),
     (ii) any consolidation, merger or binding share exchange involving the Company, or
     (iii) any sale, assignment, conveyance, transfer, lease or other disposition to another Person of the Company’s property and assets as an entirety or substantially as an entirety, in each case, in which holders of the Common Stock are entitled to receive cash, securities or other property for their shares of Common Stock (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, Holders of Notes shall be entitled to convert each $1,000 principal amount of their Notes into the kind and amount of cash, securities or other property that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon the occurrence of such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture hereto permitted under Section 10.01(f) providing for such change in the right to convert each $1,000 principal amount of Notes.
     If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
     Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 15.

     (b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 14.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other property that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. In addition, the Company shall issue a press releasing containing such information and shall make such press release available on its website. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.06. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 14.07. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
     Section 14.08. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 14.09. Notice to Holders Prior to Certain Actions. In case of any:
     (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.10;
     (b) Merger Event; or
     (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
     Section 14.10. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Notes, the converting Holder shall receive, in addition to the Common Stock received in connection with such conversion, the appropriate number of rights, if any, and the certificates representing the Common Stock received in connection with such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to such conversion, the rights have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities to all or substantially all holders of Common Stock as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 14.11. Shareholder Approval Requirement. Notwithstanding anything to the contrary in this Indenture, the Company shall not enter into any transaction, or take any other voluntary action, that would require an increase of the Conversion Rate resulting in the Notes becoming convertible into a number of shares of Common Stock in excess of any limitations imposed by the continued listing standards of the Nasdaq Global Select Market, without complying, if applicable, with the stockholder approval rules contained in such listing standards.
ARTICLE 15
Repurchase of Notes at Option of Holders
     Section 15.01. Intentionally Omitted.
     Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 45 Business Days following the occurrence of such Fundamental Change at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the full amount of accrued and unpaid interest to such Interest Payment Date shall be paid by the Company to Holders of the Notes as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes subject to repurchase pursuant to this Article 15.
     “Fundamental Change” means the occurrence of a Change in Control or a Termination of Trading.
     A “Change in Control” shall be deemed to have occurred if any of the following occurs after the time the Notes are originally issued:
     (a) any “person” or “group” (each as defined below), other than the Company, its Subsidiaries and the employee benefit plans of the Company and its Subsidiaries, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock, unless such beneficial ownership arises as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person until such tendered securities are accepted for purchase or exchange under such offer;
     (b) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction shall not be a Change in Control pursuant to this clause (b); or
     (c) the holders of the Capital Stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).
     Notwithstanding the foregoing, Holders of the Notes shall not have the right to require the Company to repurchase any Notes pursuant to any transaction described in clause (b) of the definition of “Change in Control” above, and the Company shall not be required to deliver the Repurchase Right Notice incidental thereto as a result of any recapitalization, reclassification, change of the Common Stock, share exchange, consolidation or merger, if at least 90% of the consideration received or to be received by the common shareholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction consists of shares of common stock traded on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors), or will be so traded immediately following such transaction, and, as a result of such transaction, the Notes become convertible into such consideration.
     For purposes of the definition of “Change in Control” above, (i) “person” and “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions thereto, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision thereto; (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date hereof and (iii) “beneficial ownership” has a meaning correlative to that of beneficial owner.
     A “Termination of Trading” means the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of the New York Stock Exchange, the

Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).
     (b) Repurchase of a Note under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Repurchase Exercise Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Note is a Physical Note, or in compliance with the Depositary’s procedures for surrendering interests in global notes, if the Note is a Global Note, in each case during the period beginning on, and including, the date the Company mails to the Trustee and each Holder the Repurchase Right Notice pursuant to subsection (c) below and ending at the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date; and
     (ii) delivery of the Note, if the Note is a Physical Note, to the Paying Agent at any time after delivery of the Repurchase Exercise Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Note, if the Note is a Global Note, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
     The Repurchase Exercise Notice in respect of any Note to be repurchased shall specify:
     (i) in the case of a Physical Note, the certificate numbers of the Note to be repurchased;
     (ii) the portion of the principal amount of Note to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (iii) that the Note is to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if such Note is a Global Note, the Repurchase Exercise Notice must comply with applicable Depositary procedures.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Exercise Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Repurchase Exercise Notice at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date in accordance with the procedures set forth in Section 15.03.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Exercise Notice or written notice of withdrawal thereof.
     (c) The Company shall provide to the Trustee and to each Holder a notice of any Fundamental Change (the “Repurchase Right Notice”) within 15 Business Days following the occurrence of such Fundamental Change. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the same information in a newspaper of general circulation in New York City or publish such information on its website or through such other public medium as it may use at such time. Each Repurchase Right Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the effective date of the Fundamental Change, and whether the Fundamental Change is a Make Whole Adjustment Event and, if so, the Effective Date of the Make Whole Adjustment Event;
     (iii) that Holders have the right to convert their Notes, and the procedures that Holders must follow to convert their Notes;
     (iv) that Holders have the right to cause the Company to repurchase their Notes at the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date;
     (v) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
     (vi) the Fundamental Change Repurchase Price;
     (vii) the Fundamental Change Repurchase Date;
     (viii) the Conversion Rate and any adjustments to the Conversion Rate;
     (ix) if applicable, that any Note with respect to which a Repurchase Exercise Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Exercise Notice in accordance with the terms of this Indenture, and the procedures for withdrawing a Repurchase Exercise Notice;
     (x) the procedures that Holders must follow to exercise their repurchase option upon the Fundamental Change; and
     (xi) the name and address of the Paying Agent and the Conversion Agent;
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.
     At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.
     (d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the

Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), and any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Exercise Notice with respect thereto shall be deemed to have been withdrawn.
     Section 15.03. Withdrawal of Repurchase Exercise Notice. (a) A Repurchase Exercise Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the relevant Fundamental Change Repurchase Date, specifying:
     (i) the principal amount of the Note with respect to which such notice of withdrawal is being submitted,
     (ii) if such Note is a Physical Note, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Note that remains subject to the original Repurchase Exercise Notice, which portion must be $1,000 or an integral multiple of $1,000;
provided, however, that if such Note is a Global Note, the notice must comply with applicable procedures of the Depositary.
     Section 15.04. Deposit of Fundamental Change Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and Notes by the Trustee (or other Paying Agent appointed by the Company), payment for each Note surrendered for repurchase and not withdrawn prior to the close of business on the second Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder thereof has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing a check for the amount payable to the Holder of such Note entitled thereto as it shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
     (b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then at such time (i) such Notes shall cease to be outstanding, (ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon book-entry transfer or delivery of the Notes).
     (c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
     Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to Section 15.02, the Company shall, if required:
     (a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent such rules are applicable;
     (b) file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and
     (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes upon a Fundamental Change;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
ARTICLE 16
No Redemption
     Section 16.01. No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.
ARTICLE 17
Miscellaneous Provisions
     Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

     Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
     Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Ixia, 26601 W. Agoura Road, Calabasas, CA 91302, Attention: Senior Vice President, Corporate Affairs and General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Whenever a notice is required to be given by the Company, such notice may be give by the Trustee on the Company’s behalf, and the Company shall make any notice it is required to give to Holders available on its website.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 17.04. Governing Law. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, furnish to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture.
     Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this

Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.
     Section 17.06. Legal Holidays. In any case where any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date of a Note falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day, with the same force and effect as if taken on the originally scheduled date, and no interest on such payment shall accrue in respect of the delay.
     Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
     Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
     The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.
     If an authenticating agent is appointed pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer
     Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
     Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

     Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Closing Sales Prices of the Common Stock, adjustments to the Conversion Rate, accrued interest payable on the Notes, the number of Additional Shares (if any) and the Conversion Rate and Conversion Price. The Company shall make all of these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.
     Section 17.16 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

IXIA
By:	/s/ Thomas B. Miller
	Name:	Thomas B. Miller
	Title:	Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
     [THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF IXIA (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

Ixia
3.00% Convertible Senior Note due 2015

No. [_____]	Initially $[_______]
CUSIP No. 45071R AA7
     Ixia, a corporation duly organized and validly existing under the laws of the State of California (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]1[of $___________]2, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $200,000,000 in aggregate at any time, subject to Section 2.10 of the Indenture, in accordance with the rules and procedures of the Depositary, on December 15, 2015, and interest thereon as set forth below. [This Note shall represent the aggregate principal amount endorsed on Schedule A, which may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted by the Indenture.]3
     This Note shall bear interest at the rate of 3.00% per year from December 7, 2010, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 15, 2015. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2011, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable to the extent required by Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.
     Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
     The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may

[1]	Include for a Global Note.

[2]	Include for a Physical Note.

[3]	Include for a Global Note.

be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in Minneapolis, Minnesota as a place where Notes may be presented for payment or for registration of transfer.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
     In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

IXIA
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
Ixia
3.00% Convertible Senior Note due 2015
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.00% Convertible Senior Notes due 2015 (the “Notes”), limited to the aggregate principal amount of $200,000,000 all issued or to be issued under and pursuant to an Indenture dated as of December 7, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% of the aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. If an Event of Default occurs relating to certain events of bankruptcy, insolvency or reorganization of the Company, the principal of, and interest on, all Notes will automatically become due and payable.
     Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences, or compliance with certain provisions of the Indenture.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest on this Note and the consideration due upon conversion on the respective due dates therefor.

     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or other similar tax that may be imposed in connection therewith under the Indenture or as required by law.
     The Notes are not subject to redemption through the operation of any sinking fund or otherwise.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the third Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.

SCHEDULE A
SCHEDULE OF EXCHANGES OF NOTES
Ixia
3.00% Convertible Senior Notes due 2015
     The initial principal amount of this Global Note is __________ DOLLARS ($[__________]). The following increases or decreases in this Global Note have been made:

			Principal amount of	Signature of
			this Global Note	authorized
	Amount of decrease	Amount of increase	following such	signatory of
	in principal amount	in principal amount	decrease or	Trustee or
Date of exchange	of this Global Note	of this Global Note	increase	Custodian

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]
To: [_________]
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any shares of Common Stock issuable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or other similar issue or transfer taxes, if any, in accordance with Section 14.02(d) or Section 14.02(e), as applicable, of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated: _____________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

1

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2
[FORM OF REPURCHASE EXERCISE NOTICE]
To: [_________]
     The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Ixia (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
     In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated: _____________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:
•	To Ixia or a subsidiary thereof; or

•	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

•	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

•	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

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Dated: ________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever

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